UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 17, 2017
(Date of earliest event reported)
Atlantic Capital Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Georgia	001-37615	20-5728270
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

3280 Peachtree Road NE, Suite 1600
Atlanta, Georgia 30305
(Address of principal executive offices)
(Zip Code)

(404) 995-6050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2017, following approval by the Joint Compensation Committee (the “Compensation Committee”) of the Board of Directors of Atlantic Capital Bancshares, Inc. and Atlantic Capital Bank, N.A. (together, the “Company”), the Company entered into an Employment Agreement with Douglas L. Williams pursuant to which Mr. Williams will continue to serve as Chief Executive Officer and, as previously announced, as President commencing December 22, 2017. The Employment Agreement, which is effective January 1, 2018, replaces and supersedes the employment agreement, effective as of January 1, 2015, as amended July 20, 2017, by and among the Company and Mr. Williams, which expires December 31, 2017. The Employment Agreement has a 36-month term.

Pursuant to the Employment Agreement, the Company will pay Mr. Williams an annual base salary of $439,212, starting as of the effective date and pro-rated for any partial year. The base salary will be subject to annual review by the Boards of Directors of the Company (the “Board”) or the Compensation Committee, and may be subject to increase to reflect Mr. Williams’s performance if warranted in the Board or the Compensation Committee’s sole discretion. Mr. Williams is eligible to participant in any short-term incentive plan (“STIP”) and any long-term incentive plan (“LTIP”) as may be established by the Company for senior executives, with award opportunities established for each applicable performance period by the Board or the Compensation Committee and subject to the terms of the specific plan and award agreement or similar documentation. Pursuant to the Employment Agreement, the Board or the Compensation Committee has discretion to determine entitlement to and payment of incentive compensation. In addition, Mr. Williams is eligible to participate in any equity incentive plan offered by the Company at a level comparable to that offered to other senior executives.

The Employment Agreement also provides that Mr. Williams is eligible to participate in the employee benefit plans, programs and policies maintained by the Company applicable generally to senior executives in accordance with the terms and conditions of such arrangements as in effect from time to time, and also provides for paid time off and reimbursement of reasonable travel and entertainment expenses. As part of Mr. Williams’s compensation, the Company will obtain and own a $1,000,000 life insurance policy on Mr. Williams and pay all required premiums during the term of Mr. Williams’s employment. Mr. Williams is the sole beneficiary of the insurance policy, with his estate entitled to receive $1,000,000 of the benefits due in the event of his death.
If the Company terminates Mr. Williams’s employment without Cause (as defined in the Employment Agreement) or Mr. Williams terminates his employment for Good Reason (as defined in the Employment Agreement), whether or not in connection with a Change of Control (as defined in the Employment Agreement), Mr. Williams shall be entitled to receive (a) his base salary through the termination date; (b) any earned but unpaid STIP and LTIP compensation for any prior period, pro-rated and to the extent earned; (c) an amount equal to 2.25 times his annual base salary and target STIP; (d) pro-rated portions of the STIP and LTIP compensation, to the extent earned, for the performance period during which the termination occurs; and (e) the continuation of participation in the Company’s health care plan as if he were still an active employee for up to eighteen months following termination of employment (the “Initial 18-Month Period”). Mr. Williams will be entitled to additional COBRA coverage for up to 18 months following the Initial 18-Month Period, for an aggregate of up to 36 months’ of medical coverage, or until Mr. Williams is provided comparable benefits by another employer. Mr. Williams’s entitlement to and retention of certain of the above described termination benefits is contingent upon his execution of a general release of claims against the Company and their affiliates, and such payments are subject to Mr. Williams’s continued compliance with the restrictive covenants and certain other provisions as set forth in the Employment Agreement, as described below.

If the Company terminates Mr. Williams’s employment for Cause or Mr. Williams terminates his employment other than for Good Reason, Mr. Williams will be entitled to receive his base salary through the termination date and any earned but unpaid STIP and LTIP compensation for any prior period, pro-rated and to the extent earned. Further, if Mr. Williams’s employment terminates due to disability, he will be entitled to receive (a) his base salary through the termination date; (b) any earned but unpaid STIP and LTIP compensation for any prior period, pro-rated and to the extent earned; (c) an amount equal to 1.0 times his annual base salary; and (d) the continuation of participation in the Company’s health care plan as if he were still an active employee for up to 12 months following termination of employment, until the earlier of the end of such 12-month period or the date on which Mr. Williams is provided comparable benefits by another employer. Mr. Williams’s entitlement to and retention of the 1.0 times annual base salary payment is contingent upon his continued compliance with the restrictive covenants and certain other provisions described below. Any severance amounts paid by the Company to Mr. Williams as a result of his termination due to disability will be subject to offset for insurance benefits paid to Mr. Williams under the Employment Agreement or any other disability program or policy maintained by the Company. If Mr. Williams’s employment terminates due to death, he or his estate will be entitled to his base salary through the termination date and any earned but unpaid STIP and LTIP compensation for any prior period, pro-rated and to the extent earned. In the event of any termination, Mr. Williams’s outstanding equity awards will be subject to the terms and conditions of the specific plan and award agreement.
The Employment Agreement provides that in the event that any payment thereunder would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, and the reduction of the amounts payable to Mr. Williams to the maximum amount that could be paid without giving rise to the excise tax (the “safe harbor cap”) would result in a greater after-tax payment to Mr. Williams than if such amounts were not reduced, then the amounts payable to Mr. Williams will be reduced to the safe harbor cap.
The Employment Agreement contains provisions governing the non-disclosure and non-use of the trade secrets and confidential information of the Company, non-disparagement and non-diversion of business property. In addition, the Employment Agreement includes non-competition, non-piracy and non-solicitation covenants which remain in effect for twelve months following the termination of Mr. Williams’s employment. Additionally, Mr. Williams is subject to certain forfeiture and recoupment restrictions, and any equity retention policy, stock ownership guidelines, or compensation recovery policy required by the Company or any similar provision that may apply to Mr. Williams under applicable law.

The foregoing summary of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.        Description

Exhibit 10.1	Employment Agreement, dated November 17, 2017, by and among Atlantic Capital Bancshares, Inc., Atlantic Capital Bank, N.A. and Douglas L. Williams.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC CAPITAL BANCSHARES, INC.

Dated:    November 20, 2017
By: /s/ Douglas L. Williams
Name: Douglas L. Williams
Title:     Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated November 17, 2017, by and among Atlantic Capital Bancshares, Inc., Atlantic Capital Bank, N.A. and Douglas L. Williams.